Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF AUGUST, A.D. 2013, AT 10:32 O'CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

5385140 8100

AUTHENTICATION: 0684986

131014481

DATE: 08-22-13

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:32 AM 08/22/2013
FILED 10:32 AM 08/22/2013
SRV 131014481 - 5385140 FILE

CERTIFICATE OF CORRECTION
OF
CERTIFICATE OF FORMATION
OF
APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC

THIS Certificate of Correction of Certificate of Formation of Appalachian Consumer Rate Relief Funding LLC (the "Company"), dated as of August 21, 2013, has been duly executed and is being filed by the undersigned, to correct the Certificate of Formation of the Company, which was filed on August 19, 2013 with the Secretary of State of the State of Delaware (the "Certificate"), as permitted by 6 Del. C. §18-211.

1. The inaccuracy to be corrected in the Certificate is as follows:

The introductory paragraph of the Certificate incorrectly states that it was duly executed and filed by Renee V. Hawkins, as an authorized person. The Certificate was duly executed and filed by Julia A. Sloat, as an authorized person.

2. The introductory paragraph of the Certificate is hereby corrected to read in its entirety as follows:

> "This Certificate of Formation of Appalachian Consumer Rate Relief Funding LLC (the "LLC"), dated as of August 19, 2013, is being duly executed and filed by Julia A. Sloat, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.)."

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction of Certificate of Formation of the Company, as of the date first-above written.

Name: Julia A. Sloat
Title: Authorized Person

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF AUGUST, A.D. 2013, AT 12:43 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5385140 8100

131001734

AUTHENTICATION: 0676128

DATE: 08-20-13

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:51 PM 08/19/2013
FILED 12:43 PM 08/19/2013
SRV 131001734 - 5385140 FILE

CERTIFICATE OF FORMATION

OF

APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC

This Certificate of Formation of Appalachian Consumer Rate Relief Funding LLC (the "LLC"), dated as of August 19, 2013, is being duly executed and filed by Renee V. Hawkins, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Appalachian Consumer Rate Relief Funding LLC.

SECOND. The name and address of the registered agent for service of process on the LLC in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

Name: Julia A. Sloat
Title: Authorized Person